   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 18, 1998

                                                      REGISTRATION NO. 333-42095
================================================================================



                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                ---------------


                                AMENDMENT NO. 1
                                ===============
                                       TO
                                       ==

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                ---------------



                               BETZDEARBORN INC.
                               =================

                               4636 SOMERTON ROAD
                               ==================
                          TREVOSE, PENNSYLVANIA 19053
                                  215-355-3300
                                  ============



                                ---------------

                             LINDA R. HANSEN, ESQ.
                 VICE PRESIDENT, SECRETARY AND GENERAL COUNSEL
                               4636 SOMERTON ROAD
                          TREVOSE, PENNSYLVANIA 19053
                                  215-953-5707
 (Name, address, including zip code, and telephone number, including area code, or agent for service)

                                ---------------

                                   COPIES TO:



                             DAVID R. DECKER, ESQ.
                              ARTER & HADDEN, LLP
                      700 SOUTH FLOWER STREET, 30TH FLOOR
                         LOS ANGELES, CALIFORNIA 90017

                                ---------------



================================================================================

                SUBJECT TO COMPLETION -- DATED FEBRUARY __, 1998
                ================================================

PROSPECTUS
--------------------------------------------------------------------------------


                                 252,600 SHARES

                              [BetzDearborn Logo]

                                  COMMON STOCK

         The 252,600 shares of common stock, par value $.10 per share (the "Common Stock"), to which this Prospectus relates (the "Shares") are being offered on behalf and for the account of certain stockholders (the "Selling Stockholders") of BetzDearborn Inc. (the "Company"). The Company anticipates that the Shares will be offered for sale until the earlier of (i) the sale of all of such Shares or (ii) the first anniversary of the issuance of the Shares. The Company has agreed to pay all expenses of registration in connection with this offering but will not receive any of the proceeds from the sale of the Shares being offered hereby. All brokerage commissions and other similar expenses incurred by the Selling Stockholders will be borne by such Selling Stockholders. The aggregate proceeds to the Selling Stockholders from the sale of the Shares will be the purchase price of the Shares sold, less the aggregate brokerage commissions and underwriters' discounts, if any, and other expenses of issuance and distribution not borne by the Company. See "Use of Proceeds," "Plan of Distribution" and "Selling Stockholders."


         The Common Stock is listed on the New York Stock Exchange (the "NYSE") under the symbol "BTL". On February __, 1998, the last reported sales price for the Common Stock was $__ per share.


         The offering is currently not being underwritten. However, the Selling Stockholders, brokers, dealers or underwriters that participate with the Selling Stockholders in the distribution of the Shares may be deemed "underwriters," as that term is defined in the Securities Act of 1933, as amended (the "Securities Act"), and any commissions received by broker-dealers, agents or underwriters and any profit on the resale of the Shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. It is anticipated that all Shares being offered hereby, when sales thereof are made, will be made in one or more transactions (which may involve one or more block transactions) through customary brokerage channels, either through brokers acting as brokers or agents for the sellers, or through dealers or underwriters acting as principals who may resell the Shares through the NYSE or in privately negotiated sales, or otherwise, or by a combination of such methods of offering. Each sale may be made either at market prices prevailing at the time of the sales or at negotiated prices.

         To the extent required, the specific Shares to be sold, the names of the Selling Stockholders, the purchase price, the public offering price, the names of any such agents, dealers or underwriters and any applicable commission or discount with respect to a particular offer will be set forth in an accompanying Prospectus Supplement.

           THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY
 THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR
                 HAS THE SECURITIES AND EXCHANGE COMMISSION OR
          ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR
              ADEQUACY OF THIS PROSPECTUS.  ANY REPRESENTATION TO
                      THE CONTRARY IS A CRIMINAL OFFENSE.



                               FEBRUARY __, 1998
                               ========     ====

                             AVAILABLE INFORMATION

         The Company is subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company with the Commission may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the following Regional Offices of the Commission: Chicago Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and New York Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such material may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a website that contains reports, proxy and information statements and other information regarding registrants which file electronically with the Commission (http://www.sec.gov).

         The Common Stock is listed on the NYSE, and reports and other information concerning the Company may be inspected and copied at the offices of the NYSE located at 20 Broad Street, New York, New York 10005.

         The Company has filed with the Commission a Registration Statement on Form S-3 under the Securities Act of 1933, as amended ("Securities Act"), with respect to the Shares of Common Stock offered hereby. This Prospectus omits certain information contained in the Registration Statement. For further information with respect to the Company and the Shares offered hereby, reference is hereby made to the Registration Statement and to its exhibits and schedules. The Registration Statement may be inspected without charge at the office of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and copies may be obtained therefrom at prescribed rates. Statements contained herein concerning provisions of documents are necessarily summaries of such documents, and each statement is qualified in its entirety by reference to the copy of the applicable documents filed with the Commission.

         The logo for "BetzDearborn" appearing on the front and back cover pages of this Prospectus is a trademark of BetzDearborn Inc.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


         The following documents filed by the Company with the Commission under the Exchange Act (File No. 0-2085) are hereby incorporated by reference in this
Prospectus: (1) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, (2) the Company's Definitive Proxy Statement dated March 10, 1997, (3) the Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 1997, June 30, 1997 and September 30, 1997, (4) the Company's Current Report on Form 8-K filed on December 11, 1997, (5) the Company's Current Report on Form 8-K filed on February 17, 1998, and (6) the description of the Company's Common Stock contained in its Registration Statement on Form 8-A dated November 23, 1992.

         All reports and other documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering of the Shares made hereby shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such reports and documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus and the Registration Statement of which it is a part to the extent that a statement contained herein or in a subsequently filed document modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus or such Registration Statement.

         Upon written or oral request, the Company will provide without charge to each person to whom a copy of this Prospectus is delivered a copy of any and all of the documents incorporated herein by reference (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into such documents). Requests should be directed to BetzDearborn Inc., 4636 Somerton Road, Trevose, Pennsylvania 19053, Attention: Investor Relations, telephone 215-953-2355.

                               PROSPECTUS SUMMARY

          The following summary is qualified in its entirety by the more detailed information appearing elsewhere in this Prospectus or in the documents incorporated by reference.

                                  THE COMPANY

          BetzDearborn Inc. and its subsidiaries (the "Company") is engaged in the engineered chemical treatment of water, wastewater and process systems operating in a wide variety of industrial and commercial applications, with particular emphasis on the chemical, petroleum refining, paper, automotive, electric utility and steel industries. The Company produces and sells a wide range of specialty chemical products, and provides the technical expertise necessary to utilize these products effectively. Chemical treatment programs are developed for use in boilers, cooling systems, heat exchangers, paper and petroleum process streams and both influent and effluent systems. The Company monitors changing water, process and plant operating conditions so as to prescribe the appropriate treatment programs to solve problems such as corrosion, scale, deposit formation and a variety of process problems.


          The Company has twelve (12) production plants in the United States and twenty (20) in countries outside the United States. Operations are conducted primarily in the United States, Canada and Europe, and also in Asia-Pacific and Latin America. The Company employs approximately 6,400 people worldwide.


                                  THE OFFERING



 Common Stock Offered by the Selling Stockholders  . . . . . . . .        252,600 shares
 NYSE Symbol . . . . . . . . . . . . . . . . . . . . . . . . . . .        BTL

 Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . . . .        The Company will not receive any of
                                                                          the proceeds from the sale of the
                                                                          Shares being offered hereby.

                                  THE COMPANY


         BetzDearborn Inc. is a Pennsylvania corporation with its principal executive offices located at 4636 Somerton Road, Trevose, Pennsylvania 19053 (telephone 215-355-3300). It also has facilities in 21 U.S. locations, including 12 production plants, and 28 locations outside the U.S., including 20 production plants. The Company employs approximately 6,400 people worldwide.


         BetzDearborn Inc. and its subsidiaries (the "Company") are engaged in the engineered chemical treatment of water, wastewater and process systems operating in a wide variety of industrial and commercial applications, with particular emphasis on the chemical, petroleum refining, paper, automotive, electric utility and steel industries. The Company produces and sells a wide range of specialty chemical products, and provides the technical expertise necessary to utilize these products effectively. Chemical treatment programs are developed for use in boilers, cooling systems, heat exchangers, paper and petroleum process streams and both influent and effluent systems. The Company monitors changing water, process and plant operating conditions so as to prescribe the appropriate treatment programs to solve problems such as corrosion, scale, deposit formation and a variety of process problems.


                              RECENT DEVELOPMENTS

YEAR 2000 AND RELATED ISSUES

         The Year 2000 issue is the result of many computer programs using only two digits to identify a year in the date field. These programs were designed and developed without making provision for the impact of the upcoming change in the century. If not corrected, many computer applications could fail or create erroneous results by or at the year 2000.

         The Company has initiated a global, enterprise-wide Year 2000 program to identify and address the Year 2000 issue throughout its businesses. A Year 2000 program function has been created by the Company to coordinate and provide policies, guidance and support on its Year 2000 initiatives. As part of its Year 2000 program, the Company is instituting procedures intended to reasonably ensure that new systems implemented by the Company and current systems material to the Company will be Year 2000 capable. In addition to evaluating the Company's computer-related systems, the Company will be assessing how it could be affected by the impact of the Year 2000 issue on its major customers, product suppliers and other vendors and on its chemical feeding equipment installed at customer locations. The anticipated timetables for addressing various aspects of the Year 2000 initiative are being developed.

         Until the internal assessment is completed, the Company will not be able to estimate the impact of the Year 2000 issue on future operating results or financial condition. Even without regard to the Company's state of preparedness, additional uncertainty will undoubtedly remain relative to the status of preparedness of those with whom the Company interacts and the external environment in general, due to the complexity of various systems and the lack of predictability of their respective interactions and capabilities.

         Costs incurred to address the Year 2000 issue are charged to operating expenses as incurred and are expected to be funded by available cash balances and cash provided by operations.

ECONOMIC UNCERTAINTY IN ASIA-PACIFIC REGION

         The Company's operations in the Asia-Pacific region currently account for approximately six percent of consolidated net sales and consolidated total assets. Over the past several years, this region has been one of the fastest growing areas within the Company. It is possible that economic conditions in Asia-Pacific could adversely affect the Company's regional sales. Also, profitability in the region could be adversely affected by a number of factors, including an increase in raw material costs for those materials imported into the region unaccompanied by a corresponding increase in selling prices. The Company is taking a number of steps to try to manage the risks present in this region, including reduction of working capital levels and intercompany balances, the pursuit of selling price increases and procurement of more raw materials from within the region. The outcome of these efforts is uncertain at the present time and the Company will continue to monitor this situation.
While the economic uncertainty in the region poses risks, the Company does not anticipate a material impact on its consolidated results of operations or financial condition as a result of this uncertainty. Asia-Pacific has been a profitable region for the Company and, despite the current turmoil, the Company believes this region continues to offer strategic long-term growth opportunities.

         The Company recognizes that the Asia-Pacific economic turmoil has the potential to negatively impact other regions of the world economy. The Company is unable to predict the potential impact of this on the Company's consolidated results of operations or financial condition.


                                USE OF PROCEEDS

         The Shares of Common Stock being offered hereby are for the account of the Selling Stockholders. Accordingly, the Company will not receive any of the proceeds from the sale of the Shares by the Selling Stockholders. See "Selling Stockholders."

                              SELLING STOCKHOLDERS

         The following table sets forth the name of each of the Selling Stockholders and the number of Shares that may be offered by each. The number of Shares that may be actually sold by each of the Selling Stockholders will be determined by each such Selling Stockholder, and may depend upon a number of factors, including, among other things, the market price of the Common Stock. Because each of the Selling Stockholders may offer all, some or none of the Shares that each holds, and because the offering contemplated by this Prospectus is currently not being underwritten, no estimate can be given as to the number of Shares that will be held by each of the Selling Stockholders upon or prior to termination of this offering. It is anticipated, however, that the Selling Stockholders will offer all of the Shares for sale. See "Plan of Distribution." The table below sets forth information as of February __, 1998, concerning the beneficial ownership of the Shares of each of the Selling Stockholders. All information as to beneficial ownership has been furnished by each of the Selling Stockholders.



                                              SHARES OF                                         SHARES OF
                                             COMMON STOCK               SHARES OF              COMMON STOCK
                                                 OWNED                 COMMON STOCK               OWNED
                                             BEFORE OFFERING          OFFERED HEREBY         AFTER OFFERING*
                                             ---------------          --------------         ---------------
 NAME OF SELLING STOCKHOLDER              NUMBER        PERCENT           NUMBER                 NUMBER
 ---------------------------              ------        -------           ------                 ------
 Walker Revocable Trust
 dated 01/25/88, Donald W. Walker
 and Ann Lee Walker, Trustees             72,347           **             72,347                    0

 Donald W. Walker and Ann L. Walker
 Charitable Remainder Unitrust UAD
 12/17/97, Donald W. Walker and Ann
 L. Walker, Trustees                       4,500           **              4,500                    0

 Dale Walker                              52,145           **             52,145                    0
 Slater/Battle Family Trust of 1994
 U/T/D 05/31/94, Leonard S. Slater
 and Anne Battle Slater, Trustees         41,168           **             41,168                    0

 Szeles Family Trust,
 dated 11/06/92, Joseph Szeles and
 Mary Szeles, Trustees                    37,145           **             37,145                    0

 Szeles Family Charitable Remainder
 Unitrust UAD 12/02/97, Joseph J.
 Szeles and Mary Szeles, Trustees         15,000           **             15,000                    0

 Lee Durham                               13,036           **             13,036                    0

 Daniel Comstock                           2,203           **              2,203                    0

 Robert Hagen                               629            **               629                     0

                                              SHARES OF                                         SHARES OF
                                             COMMON STOCK               SHARES OF              COMMON STOCK
                                                 OWNED                 COMMON STOCK               OWNED
                                             BEFORE OFFERING          OFFERED HEREBY         AFTER OFFERING*
                                             ---------------          --------------         ---------------
 NAME OF SELLING STOCKHOLDER              NUMBER        PERCENT           NUMBER                 NUMBER
 ---------------------------              ------        -------           ------                 ------
Lawrence Steneck                           629            **                629                      0

Leigh-Anne Hunter                          157            **                157                      0

Thomas Martinson                           472            **                472                      0

Mark Boardman                              314            **                314                      0

Argo Scientific Employee Stock           12,384           **             12,384                      0
Ownership Plan,
Dale Walker, Trustee

*        Assumes all shares offered are sold.


**       Represents less than 1% of the Company's outstanding common stock.

         Effective November 25, 1997, the Company acquired all of the outstanding stock of D.W. Walker & Associates, Inc., dba Argo Scientific ("Argo Scientific"), for an aggregate of 252,606.7285 Shares, all of which were issued to the Selling Stockholders. No fractional shares were issued. Of those Shares, 12,591 Shares (the "escrowed shares"), issued to the Walker Revocable Trust, the Slater/Battle Family Trust of 1994, the Szeles Family Trust of 1992, and Dale Walker, were deposited into an escrow account to satisfy certain indemnification provisions. The Company granted registration rights to the persons receiving the Shares (including the escrowed shares) and pursuant thereto has registered for sale in the offering made hereby 252,600 shares of Common Stock. The costs of this registration (other than brokerage commissions and other similar expenses) will be paid by the Company. Argo Scientific is in the business of providing specialty water treatment services. Argo Scientific had revenues of $9,133,230 and $6,053,665 for the year ended February 28, 1997 and the seven-month period ended September 30, 1997, respectively. It has facilities in the United States and Scotland which serve North America and Europe. In connection with the Argo Scientific acquisition, the Company caused Argo Scientific to enter into a five-year employment agreement with Dale Walker, former President of Argo Scientific, to serve as Vice President and General Manager of Argo Scientific. In addition, Lawrence Steneck will remain with Argo Scientific as its Chief Financial Officer. Mr. Walker and Mr. Durham, as well as the other Selling Stockholders who placed shares in escrow, have entered into three-year noncompetition agreements with the Company.

         Other than as set forth in the previous paragraph, none of the parties to the transactions described therein are affiliates of the Company at this time.

                          DESCRIPTION OF CAPITAL STOCK

AUTHORIZED AND OUTSTANDING CAPITAL STOCK

         Pursuant to the Restated Articles of Incorporation of the Company, the authorized capital stock of the Company is 91,000,000 shares, consisting of:

         (a) 1,000,000 shares of Preferred Stock, par value $.10 per share (the "Preferred Stock"), 500,030 shares of which have been designated as Series A ESOP Convertible Preferred Stock ("Series A Preferred Stock"); and

         (b) 90,000,000 shares of Common Stock, par value $.10 per share (the "Common Stock").


         As of January 31, 1998, the Company had outstanding 29,456,225 shares of Common Stock and 474,974 shares of Series A Preferred Stock. At January 31, 1998, there were a total of 8,036,878 shares of Common Stock reserved for issuance pursuant to the Company's various option, incentive, stock purchase and other benefit plans, as well as upon conversion of the Series A Preferred Stock. The Company intends to seek shareholder approval at its 1998 annual meeting of shareholders to increase the total number of shares of authorized Common Stock to 250,000,000.


         No holder of any class of the Company's capital stock is entitled to preemptive rights.


         In general, the classes of authorized capital stock are afforded preferences with respect to dividends and liquidation rights in the order listed above. The descriptions set forth below do not purport to be complete and are qualified in their entirety by reference to (i) the Restated Articles of Incorporation and, in the case of the Series A Preferred Stock, the Company's Statement Affecting Class or Series of Shares (the "Statement Affecting Class"), and (ii) the By-Laws of the Company as currently in effect (the "By-Laws").

PREFERRED STOCK

         The Board of Directors of the Company is empowered, without approval of the shareholders, to cause the Preferred Stock to be issued in one or more series, with the numbers of shares of each series and the rights, preferences and limitations of each series to be determined by it. The specific matters that may be determined by the Board of Directors include the dividend rights, redemption rights, liquidation preferences, if any, conversion and exchange rights, retirement and sinking fund provisions and other rights, qualifications, limitations and restrictions of any wholly unissued series of Preferred Stock (or of the entire class of Preferred Stock if none of such shares have been issued), the number of shares constituting such series and the terms and conditions of the issue thereof. The rights, preferences and limitations of any series of Preferred Stock that the Board of directors chooses to establish will be set forth in an amendment to the Company's Restated Articles of Incorporation.


COMMON STOCK

         Subject to the preferential rights of the Series A Preferred Stock and any preferential rights of any other Preferred Stock created by the Board of Directors, each outstanding share of Common Stock is entitled to such dividends as the Board of Directors may declare from time to time out of funds legally available therefor. Except as hereinafter described, holders of both Common Stock and Preferred Stock (including the Series A Preferred Stock) are entitled to one vote for each share of Common Stock or Preferred Stock (including the Series A Preferred Stock), as applicable, but do not have any right to cumulate votes in the election of directors. If, however, dividend arrearages on the Preferred Stock accumulate in amounts specified in the Restated Articles of Incorporation, holders of the Preferred Stock have the right to elect a specified number of directors, voting as a class, to the extent specified in the Restated Articles of Incorporation. In the event of liquidation, dissolution or winding-up of the Company, holders of Common Stock will be entitled to receive on a pro rata basis any assets remaining after provision for payment of creditors and after payment of liquidation preferences to holders of the Preferred Stock (including the Series A Preferred Stock). The Common Stock is listed on the New York Stock Exchange, under the symbol "BTL".

         The Common Stock Transfer Agent and Registrar is American Stock Transfer and Trust Company, New York, New York.


SERIES A PREFERRED STOCK

         Each outstanding share of the Series A Preferred Stock, is entitled to cumulative, quarterly cash dividends when, as and if declared by the Board of Directors, equal to $16 per share per annum, and no dividends may be paid on any other class or series of stock that ranks on a parity with the Series A Preferred Stock as to dividends unless dividends on the Series A Preferred Stock are paid concurrently or prior thereto. The voting rights and liquidation preference of the Series A Preferred Stock are as described above in "Common Stock." Transfer of shares of Series A Preferred Stock may be made only to (i) any successor to the trustee of the Company's Employee Stock Ownership Plan (the "Plan") or (ii) any person, a transfer to whom would afford the Company a federal income tax deduction under section 404(k) of the Internal Revenue Code of 1986 ("Code") in the amount of the dividends paid to such person (each, a "Permitted Transferee").

         Holders of the Series A Preferred Stock may convert any or all of their shares, at their option, into shares of Common Stock, but the Company has the right to issue cash in lieu of fractional shares. Upon conversion, the Company must issue, together with each share of Common Stock, one right to purchase Common Stock pursuant to a Rights Agreement between the Company and American Stock Transfer & Trust Company. See "Rights Agreement." Shares of Series A Preferred Stock are subject to automatic conversion in the event of transfer to any person other than a Permitted Transferee. The conversion price of the Series A Preferred Stock is subject to adjustment in the event of (i) payment of a dividend or other distribution on the Common Stock in shares of Common Stock, (ii) an increase or decrease in the number of outstanding shares of Common Stock, (iii) issuance of any right or warrant to purchase shares of Common Stock to holders of Common Stock as a dividend or other distribution at a price below fair market value, (iv) issuance, sale or exchange of shares of Common Stock for a consideration below fair market value, (v) issuance, sale or exchange of any right or warrant to purchase or acquire shares of Common Stock, other than any such issuance to holders of Common Stock as a dividend or other distribution, for consideration having a fair market value below the "Non-Dilutive Amount" as defined in the Statement Affecting Class or (vi) an "Extraordinary Distribution" as defined in the Statement Affecting Class.

         The Series A Preferred Stock is redeemable, in whole or in part, at the option of the Company for the amount payable upon liquidation. The Series A Preferred Stock is also redeemable at the option of the holder when and to the extent necessary for such holder to (i) provide for distributions required to be made to participants under the Plan, (ii) make any payments of principal, interest or premium due and payable under any indebtedness incurred by the holder for the benefit of the Plan or (iii) meet the diversification requirements of section 404(a)(28) of the Code. The Company may pay the redemption price in cash or, except for a redemption pursuant to clause (iii), in shares of Common Stock, or a combination thereof; when the Company pays in shares, it must issue, with each such share, one right to purchase Common Stock pursuant to the Rights Agreement.

         In the event of a merger or similar business combination in which the Company's Common Stock is exchanged solely for, or converted into, "qualified employer securities" as defined in the Statement Affecting Class, the Series A Preferred Stock will either (i) become preferred stock of the resulting entity (with the same rights and preferences that it had before the transaction) or
(ii) be converted into or exchanged for the securities or cash receivable by a holder of the number of shares of Common Stock into which the shares of Series A Preferred Stock were convertible immediately prior to the transaction. A similar provision for conversion applies to the Series A Preferred Stock in the event of a merger or similar combination in which the Company's Common Stock is exchanged for, or converted into, cash or securities that are not "qualified employer securities." If the Company enters into an agreement providing for the latter type of merger or combination, the holders of the Series A Preferred Stock may elect to redeem their shares.

PROVISIONS OF RESTATED ARTICLES OF INCORPORATION AND BY-LAWS

         Certain provisions of the Restated Articles of Incorporation and By-Laws of the Company may delay or make more difficult unsolicited acquisitions or changes of control of the Company. It is believed that such provisions will enable the Company to develop its business in a manner that will foster its long-term growth without disruption caused by the threat of a takeover not deemed by its Board of Directors to be in the best interests of the Company and its shareholders. Such provisions may also have the effect of making it more difficult for third parties to cause the replacement of the current management of the Company without the concurrence of the Board of

Directors. These provisions include, among others, (i) the availability of capital stock for issuance from time to time at the discretion of the Board of Directors (see "Authorized and Outstanding Capital Stock"), (ii) classified Board of Directors, (iii) the ability of the Board of Directors to increase the size of the board and to appoint directors to fill newly created directorships,
(iv) supermajority voting requirements and (v) business combinations with interested shareholders. The descriptions set forth herein of such provisions do not purport to be complete and are qualified in their entirety by reference to the Restated Articles of Incorporation and the By-Laws.

Classified Board of Directors

         The Company's By-Laws provide that the Board of Directors be divided into three classes as nearly equal in number as possible, whose three-year terms of office expire at different times in annual succession. A classified board makes it more difficult for shareholders to change a majority of the directors.


Number of Directors; Filling of Vacancies; Removal of Directors

         The By-Laws of the Company limit the total number of directors to 13 and provide that newly-created directorships resulting from any increase in the authorized number of directors or any vacancy shall be filled by a vote of a majority of directors then in office. Accordingly, the Board of Directors of the Company may be able to prevent any shareholder from obtaining majority representation on the Board of Directors by increasing the size of the board and filling the newly created directorships with its own nominees. The entire Board of Directors, any class thereof or any individual director may be removed by a vote of shareholders only for cause, and new directors may be elected at the same meeting. The Board of Directors may remove any director who (i) has been judicially declared of unsound mind, (ii) has been convicted of an offense punishable by imprisonment for more than one year or (iii) does not accept the office within 60 days of notice of his or her selection.

Supermajority Voting Requirements


         The Company's By-Laws require that any proposal to change the number, classification or term of office of directors must receive the affirmative vote of at least 75% of all shares outstanding as of the record date for the meeting at which such proposal is to be voted on, as well as the affirmative vote of at least 75% of all shares outstanding.

         The Company's Restated Articles of Incorporation require, in regard to the vote of the shareholders for approval of any plan of merger or consolidation, for the sale of all or substantially all the Company's assets or for the adoption of any amendment to the section of the Articles of Incorporation setting forth this requirement, not only the approval of the holders of a majority of the outstanding Common Stock and Preferred Stock (voting together), but also the approval of at least two-thirds of the shares (regardless of class) represented in person or by proxy at the particular meeting.

Business Combinations with Interested Shareholders

         The Company's Restated Articles of Incorporation generally prohibit business combinations with interested shareholders unless certain terms and conditions are satisfied, which terms and conditions are substantially similar to those set forth in the "business combination" provisions of the Pennsylvania Business Corporation Law described below. See "Description of Capital Stock - Pennsylvania Business Corporation Law."

PENNSYLVANIA BUSINESS CORPORATION LAW

         Certain provisions of the Pennsylvania Business Corporation Law of 1988 (the "PBCL") may have the effect of deterring, delaying or preventing an attempt by a third party to acquire control of the Company.

         The "control transactions" provisions in Sections 2541 through 2548 of the PBCL require that any person or group that acquires at least 20% of the voting power of a corporation (a "Controlling Person or Group") give notice of such acquisition to the other shareholders of the corporation. The corporation's shareholders are entitled to demand payment of the fair value of their shares from the Controlling Person or Group. The definition of "Controlling Person or Group" excludes from calculation of the 20% requirement, inter alia, (i) shares held continuously since January 1983, (ii) shares acquired by gift, inheritance or bequest from a person who had acquired the shares prior to January 1983, (iii) shares acquired pursuant to a stock split, dividend, reclassification or similar recapitalization, (iv) shares acquired by an underwriter pursuant to a firm commitment underwriting registered under the Securities Act of 1933, as amended, and (v) shares held by agents, brokers, nominees, trustees and other similar record holders for beneficial owners either who do not possess 20% of the voting power of the corporation or who otherwise satisfy one of the foregoing exceptions.

         The "business combination" provisions in Sections 2551 through 2556 of the PBCL prohibit the Company from engaging in any business combination (which is defined broadly to include mergers, consolidations, share exchanges, divisions and sales or other dispositions of assets having a value in excess of 10% or more of the assets, market value or earning power or net income of the corporation) with an "interested shareholder" or an affiliate thereof unless
(A) the business combination or the acquisition of shares in which a person becomes an interested shareholder is approved by the Board of Directors before the shareholder becomes an "interested shareholder," (B) the interested shareholder owns 80% of the corporation's outstanding voting shares and the business combination satisfies certain "fair price" criteria and is approved by the holders of a majority of the remaining shares, (C) the business combination is approved by all of the holders of the Company's Common Stock, (D) the holders of a majority of the voting shares (excluding those held by the interested shareholder) approve the business combination at a meeting held no earlier than five years after the interested shareholder's share acquisition date or (E) the business combination is approved at a shareholders' meeting called for such purpose no earlier than five years after the interested shareholder's share acquisition date that satisfies certain "fair price" criteria. An "interested shareholder" is any beneficial owner of 20% or more of the voting shares of a corporation, or an affiliate of the corporation who was at any time within the five-year period prior to the date in question a beneficial owner of 20% or more of the voting shares of the corporation, but does not include shareholders who were interested shareholders prior to the date of the adoption of these provisions by the Company.

         The "control share" provisions in Sections 2561 through 2568 of the PBCL deprive any of a corporation's "Control shares" of their voting rights unless the holders of a majority of the voting power of the corporation vote to restore such rights in two separate votes as follows: (i) all voting shares of the corporation and (ii) all shares of the corporation other than those held by the Company's executive officers or directors who are also officers, certain employee stock plans and the person acquiring the Control shares. Control shares are those voting shares the acquisition of voting power over which would confer on the person acquiring them, when added to all voting power of the person over other voting shares of the corporation, the ability to cast in an election of directors, for the first time, a percentage of the voting power of the corporation that falls within any of the following ranges: (i) at least 20% but less than 33 1/3%; (ii) at least 33 1/3% but less than 50%; or (iii) at least 50%. In calculating such percentage, the following shares are excluded:
(i) voting shares beneficially owned continuously since January 1988_; (ii) voting shares beneficially owned that were acquired by gift, inheritance or bequest from a person who had beneficially owned the shares prior to January 1988; and (iii) shares acquired pursuant to a stock split, dividend or other similar distribution.

         The "disgorgement" provisions in Sections 2571 through 2576 of the PBCL permit a corporation to recover from "controlling persons" any profit realized by such controlling persons from the disposition of any equity security of the corporation if the equity securities (i) were sold within 18 months after such persons became "controlling persons" and (ii) had been acquired by the controlling persons within 24 months prior, or 18 months subsequent to, the date on which the controlling persons became "controlling persons." A controlling person is anyone who has, offers to acquire, or publicly discloses the intention to acquire, 20% of the voting power of the corporation, or anyone who publicly discloses the intention to acquire control of a corporation through any means. The provisions provide a safe harbor for shareholders who would be deemed "controlling persons" by reason of voting or giving a proxy or consent, under certain circumstances evidencing the lack of any intention on the part of such shareholders to change or influence control of the corporation.

         In addition to the above, the PBCL expressly permits directors of a corporation to consider the interests of constituencies other than shareholders, such as employees, suppliers, customers and the community, in discharging their duties, provides that they need not, in considering the best interests of the corporation, consider any particular constituency's interests (including the interests of shareholders) as the dominant or controlling interest, and provides that directors do not violate their fiduciary duty by relying on shareholders' rights plans or other anti-takeover provisions of the PBCL.


RIGHTS AGREEMENT

         The Company has a Shareholder Rights Plan ("Rights Plan") to protect shareholder interests in the face of a threatened hostile acquisition. Under the terms of the Rights Plan, each holder of shares of Common Stock owns rights to purchase that number of shares of Common

Stock equal to the number of such shares held, upon the occurrence of certain events designed to gain control of the Company without offering fair value to the Company's shareholders.

INDEMNIFICATION

         Third Party Actions. The Company's By-Laws provide that the Company shall indemnify any director or officer of the Company who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that he or she is or was an authorized representative of the Company which means a director, officer, employee or agent of the Company, or a person who is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Company, and, with respect to any criminal action or proceeding, has no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction , or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interest of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

         Derivative Actions. The Company's By-Laws also provide that the Company shall indemnify any director or officer of the Company who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that he or she is or was an authorized representative of the Company, against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Company and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the Company unless and only to the extent that a court shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to such expenses which the court shall deem proper.

         Expense of Litigation. Expenses incurred by any director, officer, employee or agent in defending a civil or criminal action, suit or proceeding may be paid by the Company in advance of final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined such person is not entitled to be indemnified by the Company.

         By-Law Provisions Not Exclusive. The provisions of the By-Laws are not exclusive of any other rights to which a person seeing indemnification or advancement of expenses may be entitled under any other provision of the By-Laws, or any agreement, vote of shareholders, vote of directors or otherwise both as to acts or failure to act of such person in his or her official capacity and as to acts or failure to act in another capacity while holding office. The Company shall have the fullest authority to indemnify any such director, officer, employee or agent permitted under the laws of the Commonwealth of Pennsylvania; provided, however, no indemnification shall be made in any case where the act or failure to act giving rise to the claim for indemnification is finally determined by a court to have constituted willful misconduct or recklessness.

LIMITATION OF LIABILITY

         Pursuant to the Company's By-Laws, no director, including a director who is also an officer, of the Company shall be personally liable for monetary damages for any action taken, or any failure to take any action in his or her capacity as a director, including his or her duties as a member of any committee of the Board of Directors upon which he or she may serve unless: (i) the director has breached or failed to perform his or her duties as a director in good faith, in a manner he or she reasonably believed to be in the best interest of the Company and with such care, including reasonable inquiry, skill and diligence, as a person of ordinary prudence would use under similar circumstances; and (ii) such breach or failure to perform his or her duties constitutes self-dealing, willful misconduct or recklessness. Absent a breach by a director of his or her duty as a fiduciary to the Company, lack of good faith, or self-dealing, the acts of or failure to act by a director in his or her capacity as a director shall be presumed to be in the best interest of the Company.

                              PLAN OF DISTRIBUTION

         The Company will receive no proceeds from the sale of the Shares by the Selling Stockholders. The Shares may be sold from time to time to purchasers directly by the Selling Stockholders. Alternatively, the Selling Stockholders may sell the Shares in one or more transactions (which may involve one or more block transactions) on the New York Stock Exchange, in privately negotiated transactions or otherwise or in a combination of such transactions; each sale may be made either at market prices prevailing at the time of such sale or at negotiated prices; some or all of the Shares may be sold through broker-dealers acting as brokers or agents on behalf of the Selling Stockholders or to broker- dealers acting as principals for resale by such dealers; and in connection with such sales, such broker-dealers may receive compensation in the form of commissions, discounts or fees from the Selling Stockholders and/or the purchasers of such shares for whom they may act as broker or agent. It is anticipated that the Selling Stockholders will offer all of the Shares for sale. All expenses of registration incurred in connection with this offering are being borne by the Company, but all brokerage commissions and other similar expenses incurred by the Selling Stockholders will be borne by the Selling Stockholders.

         At the time a particular offer of Shares is made, to the extent required, a supplement to this Prospectus (the "Prospectus Supplement") will be distributed that will identify and set forth the aggregate amount of Shares being offered and the terms of the offering, including the name or names of any underwriters, dealers or agents, the purchase price paid by any underwriter for Shares purchased from Selling Stockholders, any commissions, discounts or concessions allowed or reallowed or paid to dealers, including the proposed selling price to the public.

         Each Selling Stockholder and any dealer acting in connection with the offering of any of the Shares or any broker executing or selling orders on behalf of any of the Selling Stockholders may be deemed to be an "underwriter" within the meaning of the Securities Act, in which event any profit on the sale of any or all of the Shares and any commissions, discounts or concessions received by any such dealers or brokers may be deemed to be underwriting commissions and discounts under the Securities Act. Any dealer or broker participating in any distribution of the Shares may be required to deliver a copy of this Prospectus, including a Prospectus Supplement, if any, to any person who purchases any of the Shares from or through such dealer or broker.

         Any person engaged in a distribution of the Shares, including brokers, dealers and Selling Stockholders, must comply with the trading restrictions imposed by Regulation M promulgated under the Exchange Act.

         In order to comply with certain states' securities laws, if applicable, the shares will be sold in such jurisdictions only through registered or licensed brokers or dealers. The Shares will not be registered or qualified for sale in any state in reliance of the exemption for securities listed on the NYSE provided in Section 18 of the Securities Act.

                                 LEGAL MATTERS

         The validity of the Common Stock offered hereby will be passed upon for the Company by Linda R. Hansen, Esq., Vice President, Secretary and General Counsel of the Company.

                                    EXPERTS

         The consolidated financial statements and schedule of BetzDearborn Inc. incorporated by reference or included in the Company's Annual Report on Form 10-K for the year ended December 31, 1996, have been audited by Ernst & Young LLP, Independent Auditors, as set forth in their reports thereon, incorporated by reference or included therein and incorporated herein by reference. Such consolidated financial statements and schedule are incorporated herein by reference in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

================================================================================

No dealer, salesperson or other person is authorized to give any information or to make any representation other than those contained in this Prospectus in connection with the offer made by this Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the Company, any of the Selling Stockholders or any other person. This Prospectus does not constitute an offer to sell or the solicitation of an offer to buy any security other than the Shares of Common Stock offered by this Prospectus, nor does it constitute an offer to sell or a solicitation of any offer to buy the Shares of Common Stock by anyone in any jurisdiction in which such offer or solicitation is not authorized, or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that information contained herein is correct as of any date subsequent to the date hereof.



                               TABLE OF CONTENTS


                                                                             PAGE
                                                                             ----
Available Information ....................................................     2
Incorporation of Certain Documents
  by Reference ...........................................................     2
Prospectus Summary .......................................................     4
The Company ..............................................................     5
Recent Developments ......................................................     5
Use of Proceeds ..........................................................     6
Selling Stockholders .....................................................     6
Description of Capital Stock .............................................     9
Plan of Distribution .....................................................    16
Legal Matters ............................................................    17
Experts ..................................................................    17




                                 252,600 SHARES




                              [BETZDEARBORN LOGO]





                                  COMMON STOCK





                                   PROSPECTUS




                             _______________, 1998




================================================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.         Other Expenses of Issuance and Distribution.


                  SEC registration fee .....................................................    $ 4,562
                  NASD filing fee ..........................................................        -0-
                  Accounting fees and expenses .............................................     30,000*
                  Legal fees and expenses ..................................................     10,000*
                  Printing and engraving expenses ..........................................      5,000*
                  Registrar and transfer agent's fees ......................................        -0-
                  Miscellaneous expenses ...................................................      1,438
                                                                                                -------
                          Total ............................................................    $51,000
                                                                                                =======


________________

*        Estimated

Item 15.         Indemnification of Directors and Officers.

         The sections of the Prospectus entitled "Description of Capital Stock -- Indemnification" and "-- Limitation of Liability" are incorporated herein by reference.

         Sections 1741 through 1750 of the Pennsylvania Business Corporation Law provide broad authority for indemnification of officers and directors.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

         The Registrant maintains directors' and officers' liability insurance that covers the directors and officers of the Registrant.

Item 16.         Exhibits.

         (a)     Exhibits

         The exhibits listed below are filed as part of or incorporated by reference in this Registration Statement. Where such filing is made by incorporation by reference to a previously filed report or registration statement, such report or registration statement is identified in parentheses. See the Index of Exhibits included with the exhibits filed as part of this Registration Statement.

Exhibit No.      Description
-----------      -----------
    1.1          Form of Underwriting Agreement (to be filed by amendment if applicable)
    4.1          Article 5th, Sections I, II, III and IV of the Registrant's Restated Articles of Incorporation filed as a part of Exhibit 3 to Registrant's Annual Report on Form 10-K for the fiscal year 1988 as heretofore filed with the
                 Securities and Exchange Commission are hereby incorporated by reference as Exhibit 4.1
    5.1          Opinion of General Counsel of BetzDearborn Inc. as to the validity of the securities being offered*
    23.1         Consent of General Counsel of BetzDearborn Inc. (included in Exhibit 5.1)*
    23.2         Consent of Ernst & Young LLP*
    23.3         Consent of Ernst & Young LLP (as to Amendment No. 1)
    24.1         Power of Attorney (included on the signature page to the Registration Statement)*

*        Previously filed.


Item 17.         Undertakings.

     (a)         Rule 415 Offering.  The undersigned hereby undertakes:

                 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                          (A)     to include any prospectus required by Section
10(a)(3) of the Securities Act of 1933;

                          (B)     to reflect in the Prospectus any facts or
events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                          (C)     to include any material information with
respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

                 (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the official bona fide offer thereof.

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) Filings incorporating subsequent Exchange Act documents by reference. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (h) Request for acceleration of effective date. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registration pursuant to the Company's By-Laws or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         (i)     Rule 430.  The undersigned registrant hereby undertakes that:

                 (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

                 (2) For purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe it meets all of the requirements for filing on form S-3 and has duly caused this amendment to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Trevose, Commonwealth of Pennsylvania, on February 18, 1998.


                                       BETZDEARBORN INC.

                                       By      /s/ William R. Cook
                                         -------------------------------------
                                          William R. Cook, Chairman, President
                                          and Chief Executive Officer



         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



           Signature                              Title                            Date
           ---------                              -----                            ----
/s/ William R. Cook                    Chairman of the Board, President,       February 18, 1998
-----------------------------          Chief Executive Officer and Director
William R. Cook

/s/ George L. James III                Vice President and Chief Financial      February 18, 1998
-----------------------------          Officer (Chief Accounting Officer)
George L. James III

/s/ John W. Boyer, Jr.*                Director                                February 18, 1998
-----------------------------
John W. Boyer, Jr.

/s/ Patrick F. Brennan*                Director                                February 18, 1998
-----------------------------
Patrick F. Brennan

        Signature                         Title                           Date
        ---------                         -----                           ----
/s/ Carolyn S. Burger*                   Director                     February 18, 1998
-----------------------------
Carolyn S. Burger

                                         Director                     February   , 1998
-----------------------------
John G. Drosdick

                                         Director                     February   , 1998
-----------------------------
Alan R. Hirsig

/s/ John F. McCaughan*                   Director                     February 18, 1998
-----------------------------
John F. McCaughan

/s/ John Quarles*                        Director                     February 18, 1998
-----------------------------
John Quarles

/s/ John A. H. Shober*                   Director                     February 18, 1998
-----------------------------
John A. H. Shober

/s/ Geoffrey Stengel, Jr.*               Director                     February 18, 1998
-----------------------------
Geoffrey Stengel, Jr.

/s/ Robert L. Yohe*                      Director                     February 18, 1998
-----------------------------
Robert L. Yohe



*  By    /s/ George L. James III
         -----------------------------
         George L. James III
         Attorney-in-Fact

                                INDEX OF EXHIBITS

Exhibit No.      Description
-----------      -----------
    1.1          Form of Underwriting Agreement (to be filed by amendment if applicable)
    4.1          Article 5th, Sections I, II, III and IV of the Registrant's Restated Articles of Incorporation filed as a part of Exhibit 3 to Registrant's Annual Report on Form 10-K for the fiscal year 1988 as heretofore filed with the
                 Securities and Exchange Commission are hereby incorporated by reference as Exhibit 4.1
    5.1          Opinion of General Counsel of BetzDearborn Inc. as to the validity of the securities being offered*
    23.1         Consent of General Counsel of BetzDearborn Inc. (included in Exhibit 5.1)*
    23.2         Consent of Ernst & Young LLP*
    23.3         Consent of Ernst & Young LLP (as to Amendment No. 1)
    24.1         Power of Attorney (included on the signature page to the Registration Statement)*

*  Previously filed